UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER
PURSUANT TO RULE 13a-16 OR 15d-16
UNDER THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September [28], 2020

Commission File Number: to be assigned*

TIM S.A.
(Exact name of Registrant as specified in its Charter)

João Cabral de Melo Neto Avenue, 850 – North Tower – 12th floor
22775-057 Rio de Janeiro, RJ, Brazil
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1).

Yes ☐ No ☒

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7).

Yes ☐ No ☒

* This report is filed by the Registrant as successor issuer to TIM Participações S.A. Common shares of TIM Participações S.A. and American depositary shares, as evidenced by American depositary receipts, each representing five common shares of TIM Participações S.A., previously were registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Registrant’s common shares and American depositary shares, as evidenced by American depositary receipts, each representing five common shares, are deemed to be registered under Section 12(b) of the Exchange Act by virtue of Rule 12g-3(a).

Item 1 — Information Contained in this Form 6-K Report

Introductory Note

TIM S.A. (“TIM”) is providing the disclosure contained in this report on Form 6-K in connection with the September 28, 2020 closing of its holding company reorganization (the “Merger”), for the purpose of establishing TIM as the successor issuer to TIM Participações S.A. (“TIM Participações”) with respect to its common shares and American depositary shares, as evidenced by American depositary receipts, each representing five common shares, pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain other matters. Pursuant to Rule 12g-3(a) under the Exchange Act, common shares and American depositary shares, as evidenced by American depositary receipts, each representing five common shares, of TIM, as common shares and American depositary shares, as evidenced by American depositary receipts, each representing five common shares, of the successor issuer, are deemed registered under Section 12(b) of the Exchange Act.

Merger and NYSE Listing

On September 28, 2020, TIM received approval from the B3 — Brasil, Bolsa, Balcão (“B3”) for the admission of TIM and its shares to listing on the Novo Mercado segment of the B3. Receipt of such approval finalizes all conditions for conclusion of the Merger. The Merger was effected pursuant to the merger agreement, dated as of August 31, 2020 (the “Merger Agreement”), by and among TIM Participações and TIM, a wholly owned subsidiary of TIM Participações. Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), TIM Participações merged with and into TIM (the “Merger”), and the separate corporate existence of TIM Participações ceased, with TIM continuing as the surviving corporation in the Merger.

Upon the occurrence of the Effective Time, each outstanding TIM Participações common share (“TIM Participações common share”) and American depositary share, as evidenced by American depositary receipt, each representing five common shares (“TIM Participações ADSs”) represented only the right to receive one TIM common share (“TIM common share”) and one American depositary share, as evidenced by American depositary receipt, each representing five common shares (“TIM ADSs”), respectively. Between the Effective Date of the Merger and the first date of trading of TIM common shares and TIM ADSs, TIM Participações common shares and TIM Participações ADSs will continue to trade, each representing the right to receive one TIM common share and one TIM ADS, respectively, upon delivery thereof.

TIM expects to keep its shareholders informed about the expiration of the withdrawal and payment right term to shareholders entitled to exercise the right of withdrawal, as disclosed in the Material Fact of August 31, 2020, as well as regarding the expected timing for the beginning of trading of the TIM common shares on the B3 and the TIM ADSs on the New York Stock Exchange (the “NYSE”).

In connection with the Merger, TIM Participações notified the New York Stock Exchange (the “NYSE”) that the Merger had been completed and requested that trading of the TIM Participações ADSs be suspended prior to the commencement of trading of the TIM ADSs. The NYSE is expected to suspend trading of TIM Participações ADSs after the close of business on the date prior to the date of commencement of trading of the TIM ADSs. In addition, the NYSE has informed TIM Participações that it will file with the Securities and Exchange Commission (the “SEC”) a notification on Form 25 to remove TIM Participações common shares and ADSs that had been listed on the NYSE from listing by TIM Participações on the NYSE and from registration under Section 12(b) of the Exchange Act.

TIM issued a press release announcing the closing of the Merger, a copy of which is attached to this Form 6-K as Exhibit 99.1.

Successor Issuer

At the Effective Time, TIM became the successor issuer to TIM Participações pursuant to Rule 12g-3(a) under the Exchange Act. Pursuant to Rule 12g-3(a) under the Exchange Act, TIM common shares and TIM ADSs, as common shares and ADSs of the successor issuer, are deemed registered under Section 12(b) of the Exchange Act. TIM hereby reports this succession in accordance with Rule 12g-3(f) promulgated under the Exchange Act.

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by TIM S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TIM S.A.
Date: September 28, 2020	By:	/s/ Adrian Calaza
Adrian Calaza
Chief Financial Officer and Investor Relations Officer